SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2006

Boston Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-28432	04-3026859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Middlesex Turnpike Bedford, MA		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 904-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

On July 21, 2006, Boston Communications Group, Inc. (“bcgi” or the “Company”) signed the Amended Restated Prepaid Wireless Services Agreement (the “Agreement”) with Sprint/United Management Company (“Sprint”), which amends and restates the current prepaid services agreement with Sprint which was scheduled to expire in the first quarter of 2007. The material terms of the Agreement, which reflect significant changes to the Company’s current contract with a subsidiary of Sprint Nextel Corporation, are as follows:

1)	Sprint will receive a price reduction on certain Real Time Billing Services provided by bcgi effective July 1, 2006. bcgi estimates approximately a 20% sequential price reduction for the third quarter 2006, compared to the second quarter 2006. Sprint may achieve additional, volume-based price discounts thereafter.

2)	The Company will continue to be a provider of Real Time Billing Services to Sprint. The Agreement provides Sprint with the option to convert from bcgi’s Real Time Billing Services to bcgi’s Session Control Services at reduced pricing, commensurate with the reduced service requirements for Session Control Services. In such a case, the Company will be the exclusive provider of Session Control Services for Sprint’s iDEN network. bcgi’s Session Control Services provide software functionality and services which communicate to the Sprint’s prepaid billing platform database for the purposes of real-time voice-call control, and the enablement of rating and charging services performed by Sprint’s prepaid billing platform database for data and voice events delivered to Sprint’s prepaid billing platform database by bcgi’s service platform. Sprint may integrate bcgi’s Session Control Services with a third-party billing vendor of Sprint’s choice.

3)	Under the terms of the Agreement and bcgi’s license agreement with Freedom Wireless, bcgi is extending certain rights to Sprint in respect of Real Time Billing Services and Session Control Services provided under bcgi’s license under the Freedom Wireless patents. In exchange for such rights, Sprint will pay the Company additional fees beginning March 1, 2007.

4)	The Company will continue to indemnify Sprint against any intellectual property claims by any third party related to services rendered by the Company.

5)	The Agreement will expire on May 1, 2010. Under certain provisions, Sprint may terminate the Agreement after 18 months from execution, with bcgi’s consent. Alternatively, Sprint may terminate the Agreement after approximately 24 months from execution. In either case, termination would be subject to termination fees paid to the Company.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2006	BOSTON COMMUNICATIONS GROUP, INC.

	By:	/S/ E. Y. SNOWDEN
E. Y. Snowden President and Chief Executive Officer